Exhibit 99

News Release

Contact:	Charles R. Guarino
Treasurer
(814) 765-9621
FOR IMMEDIATE RELEASE

CNB FINANCIAL CORPORATION REPORTS SECOND QUARTER 2010 EARNINGS OF $0.34 PER SHARE, A 26% INCREASE

OVER SECOND QUARTER 2009

Clearfield, Pennsylvania – July 26, 2010

CNB Financial Corporation (“CNB”) (NASDAQ: CCNE), the parent company of CNB Bank, today announced its earnings for the second quarter and first six months of 2010. Highlights include the following:

•	Net income of $3.1 million for the quarter ended June 30, 2010, or $0.34 per share, a 25.6% increase over the quarter ended June 30, 2009.

•	Net income of $5.3 million for the six months ended June 30, 2010, or $0.58 per share, a 12.1% increase over the six months ended June 30, 2009.

•	Returns on average assets and equity of 0.85% and 13.32%, respectively, for the six months ended June 30, 2010.

•	Net interest margin of 3.67% for the six months ended June 30, 2010 and 3.77% for the quarter ended June 30, 2010.

•	Total loans of $741.2 million at June 30, 2010, an increase of $67.0 million, or 9.9% compared to June 30, 2009, and an increase of $29.8 million, or 4.2%, compared to March 31, 2010.

•	Deposits of $1,095.0 million at June 30, 2010, an increase of $250.0 million, or 29.6%, compared to June 30, 2009.

•	Total non-performing assets of $13.1 million, or 1.77% of loans + OREO as of June 30, 2010, down from $15.0 million, or 2.11% of loans + OREO as of March 31, 2010.

In addition, as previously announced by CNB, on June 18, 2010, CNB closed a common stock offering resulting in the issuance of 3,365,853 shares of common stock at $10.25 per share and net proceeds of $32.1 million after deducting underwriting commissions and discounts and estimated offering expenses.

Joseph B. Bower, Jr., President and CEO, commented, “We were pleased to report to you the consummation of a successful capital raise. With the additional capital and the solid core earnings, we believe CNB is prepared for continued growth within our markets.”

Net Interest Income and Margin

During the six months ended June 30, 2010, net interest income increased $1.6 million, or 8.4%, compared to the comparable period in 2009. Net interest margin on a fully tax equivalent basis was 3.67% for the six months ended June 30, 2010, compared to 4.07% for the comparable period in 2009. Although earning assets continue to grow, these increases have been offset by decreases in the yield on earning assets as a result of the current interest rate environment, and the composition of earning assets has shifted to a greater percentage of investment securities as deposit growth is outpacing loan growth given the current economic environment. Due to significant growth in core deposits, interest-bearing liabilities have grown significantly during the last twelve months. Although interest-bearing deposits as of June 30, 2010 grew $217.4 million, or 29.4%, as compared to June 30, 2009, interest expense for the six months ended June 30, 2010 increased $152 thousand, or 1.6%, over the comparable period in 2009. CNB’s focus on deposit mix and active management of deposit rates resulted in moderation of interest expense. Net interest margin increased from 3.57% in the first quarter of 2010 to 3.77% in the second quarter of 2010 as CNB continued to attract and deploy low cost core deposits into both loans within our markets and securities.

Non-Interest Income

Net securities losses realized during the six months ended June 30, 2010 were $529 thousand, compared to net realized securities gains of $35 thousand for the comparable period in 2009. During the six months ended June 30, 2010, an other-than-temporary impairment charge of $1.1 million was recorded in earnings on three structured pooled trust preferred securities. The amount of impairment charge recognized represents the expected credit loss on these securities. CNB’s remaining exposure to loss in structured pooled trust preferred securities is $3.5 million at June 30, 2010.

Excluding the effects of these securities transactions, non-interest income was $4.6 million for the six months ended June 30, 2010, compared to $4.7 million for the six months ended June 30, 2009. Mortgage banking income decreased $248 thousand from the six months ended June 30, 2009 compared to the six months ended June 30, 2010, primarily as a result of CNB’s decision not to sell loans in the secondary market in the second quarter of 2010.

Non-Interest Expense

Non-interest expense increased $322 thousand, or 2.1%, during the six months ended June 30, 2010 compared to the comparable period in 2009. Salaries and benefits expenses increased $628 thousand, or 8.9%, during the six months ended June 30, 2010 compared to the comparable period in 2009, primarily as a result of an increase in full-time equivalent employees from 276 at June 30, 2009 to 286 at June 30, 2010.

Insurance premiums due to the Federal Deposit Insurance Corporation (“FDIC”) decreased by $308 thousand, or 28.4%, for the six months ended June 30, 2010 compared to the comparable period in 2009 due to the special assessment in the amount of $475 thousand that was incurred during the quarter ended June 30, 2009. Excluding this special assessment, FDIC insurance premiums increased $167 thousand during the six months ended June 30, 2010 as compared to the six months ended June 30, 2009, as a result of increases in the deposits on which the premium assessment is based and higher assessment rates in 2010.

Non-GAAP Financial Measures

The non-GAAP measures in this press release are not measures that are defined in generally accepted accounting principles (“GAAP”). Tangible book value per share, tangible common equity and tangible assets are non-GAAP financial measures calculated using GAAP amounts. Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding. Tangible common equity is calculated by excluding the balance of goodwill and other intangible assets from the calculation of stockholders’ equity. Tangible assets is calculated by excluding the balance of goodwill and other intangible assets from the calculation of total assets. CNB believes that these non-GAAP financial measures provide information to investors that is useful in understanding its financial condition. Because not all companies use the same calculation of tangible common equity and tangible assets, this presentation may not be comparable to other similarly titled measures calculated by other companies. A reconciliation of these non-GAAP financial measures is provided below.

About CNB Financial Corporation

CNB Financial Corporation is a financial holding company with consolidated assets of approximately $1.3 billion that conducts business primarily through CNB Bank, the Corporation’s principal subsidiary. CNB Bank is a full-service bank engaging in a full range of banking activities and services for individual, business, governmental, and institutional customers. CNB Bank operations include a loan production office, a private banking division, and 26 full-service offices in Pennsylvania, including ERIEBANK, a division of CNB Bank. More information about CNB and CNB Bank may be found on the internet at www.bankcnb.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the Corporation’s financial condition, liquidity, results of operations, future performance and business. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond the Corporation’s control). Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” Such known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements include, but are not limited to: changes in general business, industry or economic conditions or competition; changes in any applicable law, rule, regulation, policy, guideline or practice governing or affecting financial holding companies and their subsidiaries or with respect to tax or accounting principals or otherwise; adverse changes or conditions in capital and financial markets; changes in interest rates; higher than expected costs or other difficulties related to integration of combined or merged businesses; the inability to realize expected cost savings or achieve other anticipated benefits in connection with business combinations and other acquisitions; changes in the quality or composition of the Corporation’s loan and investment portfolios; adequacy of loan loss reserves; increased competition; loss of certain key officers; continued relationships with major customers; deposit attrition; rapidly changing technology; unanticipated regulatory or judicial proceedings and liabilities and other costs; changes in the cost of funds, demand for loan products or demand for financial services; and other economic, competitive, governmental or technological factors affecting the Corporation’s operations, markets, products, services and prices. Some of these and other factors are discussed in the Corporation’s annual and quarterly reports previously filed with the SEC. Such developments could have an adverse impact on the Corporation’s financial position and the Corporation’s results of operations.

The forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date of this press release. The Corporation undertakes no obligation to publicly update or revise any forward-looking statements included in this press release or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by federal securities laws. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur and you should not put undue reliance on any forward-looking statements.

	(unaudited) Three Months Ended June 30,			(unaudited) Six Months Ended June 30,
	2010	2009	%	2010	2009	%
Income Statement
Interest income	$15,328	$13,833	10.8%	$29,496	$27,788	6.1%
Interest expense	4,643	4,466	4.0%	9,370	9,218	1.6%

Net interest income	10,685	9,367	14.1%	20,126	18,570	8.4%
Provision for loan losses	1,161	1,008	15.2%	1,746	1,870	-6.6%

Net interest income after provision for loan losses	9,524	8,359	13.9%	18,380	16,700	10.1%

Non-interest income
Wealth and asset management fees	429	409	4.9%	824	779	5.8%
Service charges on deposit accounts	1,052	1,081	-2.7%	1,997	2,014	-0.8%
Other service charges and fees	373	372	0.3%	674	721	-6.5%
Net realized and unrealized gains (losses) on securities for which fair value was elected	(140)	93	-250.5%	(58)	(58)	0.0%
Mortgage banking	48	344	-86.0%	249	497	-49.9%
Bank owned life insurance	200	180	11.1%	402	360	11.7%
Other	294	272	8.1%	554	405	36.8%

	2,256	2,751	-18.0%	4,642	4,718	-1.6%

Net impairment losses recognized in earnings	(318)	(240)	32.5%	(1,102)	(240)	359.2%
Net realized gains on available-for-sale securities	141	291	-51.5%	573	275	108.4%

Net impairment losses recognized in earnings and realized gains on available-for-sale securities	(177)	51	-447.1%	(529)	35	-1611.4%

Total non-interest income	2,079	2,802	-25.8%	4,113	4,753	-13.5%

Non-interest expense
Salaries and benefits	3,714	3,498	6.2%	7,691	7,063	8.9%
Net occupancy expense of premises	1,016	969	4.9%	2,151	2,073	3.8%
FDIC insurance premiums	386	810	-52.3%	775	1,083	-28.4%
Intangible amortization	25	25	0.0%	50	50	0.0%
Other	2,261	2,508	-9.8%	4,824	4,900	-1.6%

Total non-interest expense	7,402	7,810	-5.2%	15,491	15,169	2.1%

Income before income taxes	4,201	3,351	25.4%	7,002	6,284	11.4%
Income tax expense	1,077	863	24.8%	1,718	1,570	9.4%

Net income	$3,124	$2,488	25.6%	$5,284	$4,714	12.1%

Average diluted shares outstanding	9,230,929	8,640,301		8,997,895	8,619,565

Diluted earnings per share	$0.34	$0.29	17.2%	$0.58	$0.55	5.5%
Cash dividends per share	$0.165	$0.165	0.0%	$0.330	$0.330	0.0%

Payout ratio	49%	57%		57%	60%

Performance Ratios
Return on average assets	0.97%	0.96%		0.85%	0.92%
Return on average equity	14.38%	15.61%		13.32%	14.92%
Net interest margin (FTE)	3.77%	4.14%		3.67%	4.07%

Loan Charge-Offs
Net loan charge-offs	$660	$803		$1,126	$1,359
Net loan charge-offs / average loans	0.36%	0.47%		0.31%	0.40%

	(unaudited) June 30,	(unaudited) March 31,	December 31,	(unaudited) June 30,	% change versus
	2010	2010	2009	2009	3/31/10	6/30/09
	(Dollars in thousands)
Ending Balance Sheet
Loans, net of unearned income	$741,210	$711,382	$715,142	$674,182	4.2%	9.9%
Loans held for sale	—	3,321	1,218	7,449	-100.0%	-100.0%
Investment securities	464,031	390,556	346,370	256,176	18.8%	81.1%
FHLB and other equity interests	6,783	6,824	6,907	7,062	-0.6%	-4.0%
Other earning assets	6,019	7,624	8,787	8,003	-21.1%	-24.8%

Total earning assets	1,218,043	1,119,707	1,078,424	952,872	8.8%	27.8%

Allowance for loan losses	(10,415)	(9,914)	(9,795)	(9,230)	5.1%	12.8%
Goodwill	10,821	10,821	10,821	10,821	0.0%	0.0%
Other intangible assets	35	60	85	135	-41.7%	-74.1%
Other assets	106,496	119,140	82,056	96,128	-10.6%	10.8%

Total assets	$1,324,980	$1,239,814	$1,161,591	$1,050,726	6.9%	26.1%

Non interest-bearing deposits	$137,317	$115,801	$116,310	$104,736	18.6%	31.1%
Interest-bearing deposits	957,644	916,691	840,548	740,251	4.5%	29.4%

Total deposits	1,094,961	1,032,492	956,858	844,987	6.1%	29.6%

Borrowings	85,229	101,124	101,383	109,268	-15.7%	-22.0%
Subordinated debt	20,620	20,620	20,620	20,620	0.0%	0.0%
Other liabilities	14,071	13,694	13,321	11,801	2.8%	19.2%

Shareholders’ equity	110,099	71,884	69,409	64,050	53.2%	71.9%

Total liabilities and shareholders’ equity	$1,324,980	$1,239,814	$1,161,591	$1,050,726	6.9%	26.1%

Ending shares outstanding	12,188,783	8,799,743	8,761,273	8,651,843

Book value per share	$9.03	$8.17	$7.92	$7.40
Tangible book value per share (*)	$8.14	$6.93	$6.68	$6.14

Capital Ratios
Tangible common equity / tangible assets (*)	7.55%	4.96%	5.08%	5.11%
Leverage ratio	9.65%	7.11%	7.87%	7.96%
Tier 1 risk based ratio	14.67%	10.84%	10.70%	10.79%
Total risk based ratio	15.92%	12.09%	11.95%	12.02%

Asset Quality
Non-accrual loans	$9,984	$12,841	$12,757	$5,615
Loans 90+ days past due and accruing	2,715	1,727	584	762

Total non-performing loans	12,699	14,568	13,341	6,377
Other real estate owned	405	426	252	651

Total non-performing assets	$13,104	$14,994	$13,593	$7,028

Non-performing assets / Loans + OREO	1.77%	2.11%	1.90%	1.04%
Allowance for loan losses / Loans	1.41%	1.39%	1.37%	1.37%

Reconciliation of Non-GAAP Financial Measures

* - Tangible common equity, tangible assets and tangible book value per share are non-GAAP financial measures calculated using GAAP amounts. Tangible common equity is calculated by excluding the balance of goodwill and other intangible assets from the calculation of stockholders’ equity. Tangible assets is calculated by excluding the balance of goodwill and other intangible assets from the calculation of total assets. Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding. CNB believes that these non-GAAP financial measures provide information to investors that is useful in understanding its financial condition. Because not all companies use the same calculation of tangible common equity and tangible assets, this presentation may not be comparable to other similarly titled measures calculated by other companies. A reconciliation of these non-GAAP financial measures is provided below (dollars in thousands, except per share data).

Shareholders’ equity	$110,099	$71,884	$69,409	$64,050
Less goodwill	10,821	10,821	10,821	10,821
Less other intangible assets	35	60	85	135

Tangible common equity	$99,243	$61,003	$58,503	$53,094

Total assets	$1,324,980	$1,239,814	$1,161,591	$1,050,726
Less goodwill	10,821	10,821	10,821	10,821
Less other intangible assets	35	60	85	135

Tangible assets	$1,314,124	$1,228,933	$1,150,685	$1,039,770

Ending shares outstanding	12,188,783	8,799,743	8,761,273	8,651,843

Tangible book value per share	$8.14	$6.93	$6.68	$6.14
Tangible common equity/Tangible assets	7.55%	4.96%	5.08%	5.11%